EXHIBIT 10.3

LOAN ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS LOAN ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) dated December 3, 2021 is by and between Decathlon Alpha IV, L.P., a Delaware limited partnership (“Lender”), Craig Technical Consulting, Inc., a Delaware corporation dba Craig Technologies (“Assignor”), and Sidus Space, Inc., a Delaware corporation (“Assignee”).

RECITALS

A.

Lender extended a loan to Assignor pursuant to that certain Revenue Loan and Security Agreement dated January 9, 2019, as amended by First Amendment dated March 13, 2020, as further amended by Second Amendment dated April 6, 2021, and as further amended by Third Amendment dated on or about the date hereof (the “Loan Agreement”), between Lender and Assignor, in the principal amount up to $4,000,000 (the “Loan”). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

B.	The current principal and interest owed to Lender pursuant to the Loan Agreement is $8,281,869.85.

C.

Assignee desires to assume the principal amount of $1,000,000 of the Obligations (the “Assumed Obligations”) of Assignor under the Loan Agreement, and Assignor and Lender consent to such assumption (the “Loan Assignment and Assumption”).

D.

Assignee and Lender desire to enter into a Revenue Loan and Security Agreement to govern the terms and conditions of the Assumed Obligations assigned pursuant to the Loan Assignment and Assumption (together with any ancillary documents required by Lender, the “Loan Documents”).

NOW THEREFORE, the parties hereby agree as follows:

AGREEMENT

1. In exchange for the assumption by Assignee of Assignor’s obligations associated with the Assumed Obligations, Lender hereby consents to the Loan Assignment and Assumption. Assignor hereby assigns, and Assignee hereby assumes, the Assumed Obligations pursuant to the terms and conditions set forth in the Loan Documents, effective concurrent with the execution of this Agreement.

2. From and after the date hereof, Assignee assumes and agrees to perform and discharge all of the duties, liabilities and obligations of the Assignor in connection with the Assumed Obligations pursuant to the terms and conditions set forth in the Loan Documents.

3. Except as specifically provided for herein, no covenants or warranties, express or implied, are given by Lender pursuant to this Agreement, or otherwise, in connection with the transaction, the Loan Agreement, and Loan Documents.

4. Lender, Assignor, and Assignee hereby acknowledge and accept that the Assumed Obligations will be governed by the Loan Documents, and agree that each party shall, under no circumstances, have or make any claim or assertion of liability of any nature whatsoever against any other party under, or in any way relating to, the Loan Agreement with respect to the Assumed Obligations.

5. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

6. This Agreement contains the complete agreement of the parties and supersedes any prior agreements, whether written or oral, between them with respect to the Loan Documents. This Agreement may not be modified or amended except by a writing signed by the parties hereto.

7. This Agreement shall be construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of law.

[Signature page follows]

2

IN WITNESS WHEREOF, Lender, Assignor, and Assignee have executed this Agreement on the day and year first above written.

LENDER:

DECATHLON ALPHA IV, L.P.

By:	Decathlon Alpha GP IV, LLC
Its:	General Partner

By:	/s/ John Borders
John Borders, Managing Director

ASSIGNOR:

CRAIG TECHNICAL CONSULTING, INC.

By:	/s/ Carol Craig
Carol Craig, CEO

ASSIGNEE:

SIDUS SPACE, INC.

By:	/s/ Carol Craig
Carol Craig, CEO

[Signature page to Loan Assignment and Assumption Agreement]